Exhibit 10.2

IRREVOCABLE PROXY

In connection with the Asset Purchase Agreement, dated October 31, 2021 (the “Purchase Agreement”) by and among John Stark Electric, Inc., a New Hampshire corporation and wholly-owned subsidiary of iSun, Inc., a Delaware corporation (the “Company”), Liberty Electric, Inc., a New Hampshire corporation, and John P. Comeau, the undersigned Stockholder (the “Stockholder”) agrees as follows:

1. Grant of Irrevocable Proxy.

(a) The Stockholder, with respect to all of the shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) owned, now or in the future, by the Stockholder, hereby grants to Jeffrey Peck (the “Holder”) an irrevocable proxy under Section 212 of the Delaware General Corporation Law to vote the Shares in any manner that the Holder may determine in his sole and absolute discretion to be in the best interest of the Company, at any meeting of stockholders of the Company or action by written consent with respect to any matter or transactions contemplated thereby. It is expressly understood and agreed that the foregoing irrevocable proxy is hereby granted to the Holder by the Stockholder pursuant to the Purchase Agreement and is coupled with an interest.

(b) Because of this interest in the Shares, the Holder shall have no duty, liability and obligation whatsoever (except for those duties, liabilities and obligations imposed on the Holder by law) to the Stockholder arising out of the exercise by the Holder of the foregoing irrevocable proxy. The Stockholder expressly acknowledges and agrees that (i) the Stockholder will not impede the exercise of the Holder's rights under the irrevocable proxy and (ii) the Stockholder waives and relinquishes any claim, right or action the Stockholder might have, as a stockholder of the Company or otherwise, against the Holder or any of his affiliates in connection with any exercise of the irrevocable proxy granted hereunder.

(c) The Stockholder has the right to notice of or to any and all special and general meetings of stockholders during the term of this Irrevocable Proxy and further severally agrees that if any notice is given by the Company to the Stockholder, such notice will be deemed to have been validly given to the Stockholder for all purposes.

2. Legend. During the term of this Irrevocable Proxy, the Stockholder agrees to permit the following legend on certificates evidencing the Shares reflecting the grant of the irrevocable proxy contained in the foregoing Section 1:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN IRREVOCABLE PROXY WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY.  ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT.  A COPY OF SUCH IRREVOCABLE PROXY WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

3. Term. This Irrevocable Proxy shall remain in effect for a transfer or sale of any Shares by the Stockholder: (i) by gift or other transfer to a member of Stockholder’s immediate family or to a trust, corporation, partnership or limited liability company established for estate planning purposes, the beneficiaries, stockholders, partners or members of which are members of such Stockholder’s immediate family or a charitable organization; or (ii) by virtue of the Laws of descent and distribution upon the death of Stockholder, as applicable. With regard to any other transfer or sale of Shares, immediately upon such transfer or sale of any Shares by the Stockholder, this Irrevocable Proxy will automatically terminate as to the Shares that are transferred or sold, the Company will remove the Legend described in Section 2 immediately upon such transfer or sale and such transferred or sold Shares will no longer be subject to the proxy or restrictions described in this Irrevocable Proxy.

3. Representations and Warranties. The Stockholder represents and warrants to the Holder as follows:

(a) The Stockholder has all necessary rights, power and authority to execute, deliver and perform his obligations under this Irrevocable Proxy. This Irrevocable Proxy has been duly executed and delivered by the Stockholder and constitutes his legal and valid obligation enforceable against the Stockholder in accordance with its terms.

(b) The Stockholder is the record owner of the Shares and the Stockholder has plenary voting and dispositive power with respect to such Shares; the Stockholder owns no other shares of the capital stock of the Company; there are no proxies, voting trusts or other agreements or understandings to which such Stockholder is a party or bound by and which expressly require that any of the Shares be voted in any specific manner other than this Irrevocable Proxy; and such Stockholder has not entered into any agreement or arrangement inconsistent with this Irrevocable Proxy.

4. Equitable Remedies. The Stockholder acknowledges that irreparable damage would result if this Irrevocable Proxy is not specifically enforced and that, therefore, the rights and obligations of the Holder may be enforced by a decree of specific performance issued by a court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, not be exclusive and shall be in addition to any other remedies which the Holder may otherwise have available.

Dated October 31, 2021.

/s/ John P. Comeau
John P. Comeau